Exhibit 21.1

LANDSEA HOMES CORPORATION

Subsidiaries List

	Entity Name	Jurisdiction of Incorporation or Organization
1	54 Windsor, LLC	AZ
2	A & J Companies, LLC	AZ
3	Acoma Court, LLC	AZ
4	Alice Park, LLC	AZ
5	AV1, LLC	AZ
6	Bethany Ranch, LLC	AZ
7	CDR11, LLC	AZ
8	Garrett Walker Development, LLC	AZ
9	Garrett Walker Homes, LLC	AZ
10	Grand Manor, LLC	AZ
11	GW Sales, LLC	AZ
12	GWH Cantada, LLC	AZ
13	GWH Grand Village, LLC	AZ
14	GWH Holdings, LLC	AZ
15	GWH Mountain Views, LLC	AZ
16	GWH NCC 13 & 14, LLC	AZ
17	GWH NCC 9 & 11, LLC	AZ
18	GWH NCC, LLC	AZ
19	GWH NCC-71, LLC	AZ
20	GWH Northern Farms, LLC	AZ
21	GWH Park Forest, LLC	AZ
22	GWH Sundance, LLC	AZ
23	GWH Sunrise, LLC	AZ
24	GWH Sunset Farms, LLC	AZ
25	GWH Trenton Park, LLC	AZ
26	GWH West Pointe Estates, LLC	AZ
27	GWH West Pointe Village, LLC	AZ
28	Hearn Manor, LLC	AZ
29	HNM, LLC	AZ
30	JJAZ Construction, LLC	AZ
31	Landsea Construction Arizona Inc.	DE
32	Landsea Construction Inc.	DE
33	Landsea Construction LLC	CA
34	Landsea Homes of Arizona LLC	DE
35	Landsea Homes of California Inc.	DE
36	Landsea Homes of Texas LLC	DE
37	Landsea Homes US Corporation (fka: Landsea Homes Incorporated)	DE
38	Landsea Homes- WAB 2 LLC	DE
39	Landsea Homes-WAB LLC	DE
40	Landsea Real Estate Arizona Inc.	DE
41	Landsea Real Estate California, Inc.	CA
42	Landsea Real Estate Inc.	CA
43	Landsea Real Estate, New Jersey, L.L.C.	DE
44	Landsea Urban LLC	DE
45	LS Investco Vale LLC	DE
46	LS Manager Vale LLC	DE
47	LS-14 Ave JV LLC	DE
48	LS-14 Ave LLC	DE
49	LS-14 Ave Member LLC	DE
50	LS-14 Ave Mezz LLC	DE
51	LS-925 Wolfe LLC	DE
52	LS-Anaheim LLC	DE
53	LS-Boston Point LLC	DE
54	LS-Chandler LLC	DE
55	LS-Chatsworth LLC	DE
56	LS-Danville LLC	DE
57	LS-Eastmark LLC	DE
58	LS-Eastmark V LLC	DE
59	LS-Goodyear LLC	DE
60	LS-LA Simi LLC	CA
61	LS-LA Simi Mezz LLC	DE

62	LS-Lido LLC	DE
63	LS-Milpitas LLC	DE
64	LS-Newark LLC	DE
65	LS-NJ Port Imperial Borrower, LLC	DE
66	LS-NJ Port Imperial EB5 Borrower, LLC	DE
67	LS-NJ Port Imperial JV, LLC	DE
68	LS-NJ Port Imperial LLC	DE
69	LS-NJ Port Imperial Member, LLC	DE
70	LS-North Phoenix LLC	DE
71	LS-Novato LLC	DE
72	LS-OC Portola LLC	CA
73	LS-Ontario II LLC	DE
74	LS-Ontario LLC	DE
75	LS-PA Boston Point LLC	DE
76	LS-Queen Creek II LLC	DE
77	LS-Queen Creek LLC	DE
78	LS-Santa Clara LLC	DE
79	LS-SF Jordan Ranch LLC	CA
80	LS-Sunnyvale LLC	CA
81	LS-Tracy LLC	DE
82	LS-Verrado Marketside LLC	DE
83	LS-Verrado Victory Duplex LLC	DE
84	LS-Walnut Creek LLC	DE
85	LS-Wilder LLC	DE
86	Olive Park, LLC	AZ
87	Paradise 21, LLC	AZ
88	Pinnacle West Homes Alamar LLC	AZ
89	Pinnacle West Homes and Development, LLC	AZ
90	Pinnacle West Homes Centerra LLC	AZ
91	Pinnacle West Homes Destiny LLC	AZ
92	Pinnacle West Homes E-69 LLC	AZ
93	Pinnacle West Homes E44, LLC	AZ
94	Pinnacle West Homes E48 LLC	AZ
95	Pinnacle West Homes E70 LLC	AZ
96	Pinnacle West Homes E92 LLC	AZ
97	Pinnacle West Homes Encanta LLC	AZ
98	Pinnacle West Homes Highlands LLC	AZ
99	Pinnacle West Homes Holding Corp.	DE
100	Pinnacle West Homes M71 LLC	AZ
101	Pinnacle West Homes M72 LLC	AZ
102	Pinnacle West Homes V117, LLC	AZ
103	Point Condo Holdings LLC	DE
104	Point Condo LLC	DE
105	Portola PA-1 Mezz Owner LLC	DE
106	Portola PA-1 Owner, LLC	DE
107	Portola PA-3 Mezz Owner LLC	DE
108	Portola PA-3 Owner, LLC	DE
109	Portola PA-4 Mezz Owner LLC	DE
110	Portola PA-4 Owner, LLC	DE
111	Portola PA-5 Mezz Owner LLC	DE
112	Portola PA-5 Owner, LLC	DE
113	Portola PA-5B Mezz Owner LLC	DE
114	Portola PA-5B Owner, LLC	DE
115	SF Vale, LLC	DE
116	SFGW, LLC	AZ
117	SGCR, LLC	AZ
118	SMGWH, LLC	AZ
119	Summers Place At Baseline, LLC	AZ
120	The Grove At Baseline, LLC	AZ
121	The Ridge, LLC	AZ
122	The Vale PA-1 Owner, LLC	DE
123	The Vale PA-2 Owner, LLC	DE
124	The Vale PA-3 Owner, LLC	DE
125	Townley Park, LLC	AZ